FIRST ADMINISTRATIVE AMENDMENT
                             TO
         AMERITECH CORPORATE RESOURCE DEFERRAL PLAN


     Pursuant to authority reserved to Ameritech Corporation (the "Company") by the provisions of the Ameritech Corporate Resource Deferral Plan (Effective as of December 1, 1995) (the "Plan"), the Plan is hereby amended effective as of July 1,1996 as follows:

To insert the following after the term "Company's common shares" in subsection 3.4: ", or as Stock Units distributed to Participant as a Final Distribution with respect to stock options granted on or after January 16, 1996, under the provisions of the 1989 Long Term Incentive Plan."



Dated:  July 3, 1996


                              AMERITECH CORPORATION


                              By: /s/ Walter M. Oliver
                                  Senior Vice President -
                                  Human Resources


Concur:


/s/ T.P. Hester
Executive Vice President and
General Counsel